SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |X|    Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement.

|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

|_|   Definitive Proxy Statement.

|_|   Definitive Additional Materials.

|_|   Soliciting Material Pursuant to Sec. 240.14a-12.


                                FDP SERIES, INC.

                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:

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        2) Aggregate number of securities to which transaction applies:

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        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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

        4) Proposed maximum aggregate value of transaction:

           -----------------------------------------------------------------

        5) Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1) Amount Previously Paid:

           -----------------------------------------------------------------

        2) Form, Schedule or Registration Statement No.:

           -----------------------------------------------------------------

        3) Filing Party:

           -----------------------------------------------------------------

        4) Date Filed:

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



                            MARSICO GROWTH FDP FUND,
                                   a series of
                                FDP SERIES, INC.
                                  P.O. Box 9011
                        Princeton, New Jersey 08543-9011

                                                              [         ], 2007

Dear Shareholder:

         A special meeting of Marsico Growth FDP Fund, a series of FDP Series, Inc. (the "Fund") will be held at the offices of BlackRock Advisors, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey, 08536, on Friday, November 9, 2007 at 9:00 a.m. (Eastern time) (the "Meeting").

         Shareholders of the Fund will be asked to approve a new sub-advisory agreement with the Fund's current subadviser, Marsico Capital Management, LLC ("MCM"). On June 14, 2007, Thomas F. Marsico, the founder and Chief Executive Officer of MCM, and a company controlled by Mr. Marsico, entered into a definitive agreement with Bank of America Corporation ("BofA") (the "Purchase Agreement") to buy back ownership of MCM from a BofA subsidiary. MCM has been a wholly-owned, indirect subsidiary of BofA since 2001. MCM will be repurchased from BofA in a transaction (the "Transaction") that is expected to close during the fourth quarter of 2007, subject to customary conditions including client approvals and consents.

         This transaction is not expected to change in any significant way MCM's portfolio management team, other personnel, investment processes, day-to-day operations, or the services that MCM provides to the Fund as sub-adviser. Thomas
F. Marsico will continue to serve as Chief Executive Officer and Chief Investment Officer of MCM and as portfolio manager of the Fund.

         The Transaction, however, will result in a change of control of MCM under the federal securities laws. As a result, the current sub-advisory agreement between BlackRock Advisors, LLC and MCM will automatically terminate upon consummation of the Transaction.

         In order for MCM to continue to serve as sub-adviser of the Fund after the Transaction is completed, it is necessary for the Fund's shareholders to approve a new sub-advisory agreement with MCM. The new sub-advisory agreement that you are being asked to approve is identical in all material respects to the current sub-advisory agreement applicable to the Fund.

         The approval of the new sub-advisory agreement for the Fund is an important matter to be voted upon by you. The Fund's Board of Directors recommends that you vote "FOR" the proposal outlined above to be presented at the Meeting.

         You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for this purpose. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these prompt and efficient voting options. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

         If you have any questions regarding the enclosed proxy material or need assistance in voting your shares, please contact our proxy solicitor, [Broadridge Financial Solutions, Inc., at 1-888-684-2440.]

                                                      Sincerely,

                                                      ROBERT C. DOLL, JR.
                                                      President

                      (This page intentionally left blank)

                                 IMPORTANT NEWS
                              FOR FUND SHAREHOLDERS

         While we encourage you to read the full text of the enclosed Proxy Statement, for your convenience, we have provided a brief overview of the proposal to be voted on.

                              QUESTIONS AND ANSWERS

Q:       What am I being asked to approve in this proxy statement?

A: You are being asked to approve a new sub-advisory agreement with the Fund's current subadviser, Marsico Capital Management, LLC ("MCM").

Q:       Why am I being asked to vote on a new sub-advisory agreement?

A: On June 14, 2007, Thomas F. Marsico, the founder and Chief Executive Officer of MCM, the sub-adviser to Marsico Growth FDP Fund (the "Fund"), a series of FDP Series, Inc., and a company controlled by Mr. Marsico, entered into a definitive agreement with Bank of America Corporation ("BofA") (the "Purchase Agreement") to buy back ownership of MCM from a BofA subsidiary. MCM has been a wholly-owned, indirect subsidiary of BofA since 2001. The transaction under which MCM will be repurchased from BofA (the "Transaction") is expected to close during the fourth quarter of 2007, subject to customary conditions including client approvals and consents.

         The Transaction is not expected to change in any significant way MCM's portfolio management team, other personnel, investment processes, day-to-day operations, or the services that MCM provides to its clients, including the Fund. Thomas F. Marsico will continue to serve as Chief Executive Officer and Chief Investment Officer of MCM and as portfolio manager of the Fund.

         The Transaction, however, will result in a change of control of MCM under the federal securities laws. As a result, the current sub-advisory agreement between BlackRock Advisors, LLC and MCM will automatically terminate upon consummation of the Transaction.

         In order for MCM to continue to serve as sub-adviser of the Fund after the Transaction is completed, it is necessary for the Fund's shareholders to approve a new sub-advisory agreement with MCM. The new sub-advisory agreement that you are being asked to approve is identical in all material respects to the current sub-advisory agreement applicable to the Fund. The following pages give you additional information on MCM, the Transaction, the proposed new sub-advisory agreement for the Fund, and the manner in which the Transaction will affect you as a shareholder.

         Approval of the new sub-advisory agreement for the Fund is an important matter to be voted upon by you. The Board of Directors of FDP Series, Inc. recommends that you vote "FOR" the proposal outlined above to be presented at the Meeting.

Q.       How will the transaction affect me as a Fund shareholder?

A. Assuming shareholders approve the Fund's new sub-advisory agreement, the Transaction will not result in any changes to the way in which your Fund is managed. The Transaction will not cause any changes to the Fund's investment policies and goals. The Transaction will also not affect your shareholdings, and you will continue to own the same number of shares in the same Fund as you do now. The terms of the new sub-advisory agreement are the same in all material respects as the current sub-advisory agreement. The investment management fee payable by BlackRock Advisors, LLC under the sub-advisory agreement to MCM will not change. In addition, the Transaction is not expected to result in significant changes in MCM's personnel, including its portfolio management team. Thomas F. Marsico will continue to serve as chief executive officer and chief investment officer of MCM. Mr. Marsico also will continue to serve as portfolio manager of the Fund. The Transaction also will not affect the day-to-day operations of MCM or the investment process it uses in managing the Fund's portfolio.

Q.       Why has the Management of MCM decided to enter into the Transaction?

A. Mr. Marsico's reasons for undertaking the Transaction stem primarily from MCM's successful growth, and Mr. Marsico's desire to preserve MCM's autonomy and to compensate its employees effectively. When MCM was organized in 1997, affiliation with a large, well-established organization like BofA presented potential advantages such as widespread brand recognition and enhanced opportunities to make MCM's services available to a broader cross-section of the public. For these reasons, soon after its founding, MCM entered into various relationships with BofA, one of the largest banking enterprises in the United States, which are still ongoing.

         Since that time, MCM has thrived, grown substantially, and developed a reputation and brand name of its own, together with board management depth and experience. In light of this growth and success, Mr. Marsico and MCM now believe that it will be advantageous for MCM to operate as a fully autonomous firm going forward, and that this will provide increased benefits to MCM, its employees, and its clients, including the Fund. As an autonomous firm, MCM's management will continue to exercise full control over all investment and operational decisions as well as decisions relating to MCM's further measured growth. In addition, MCM will continue to attract and retain talented employees with competitive compensation arrangements, and will have the ability to offer to MCM's employees equity interests in the company that will own MCM. At the same time, MCM plans to retain significant existing business relationships with its former parent company.

Q: How do the Board members suggest I vote in connection with the proposal to be considered at the meeting?

A: After careful consideration, the Board of Directors of FDP Series, Inc. recommends that you vote "FOR" approval of the new sub-advisory agreement.

Q:       Will my vote make a difference?

A: Yes. Your vote is needed to ensure that a quorum is present at the meeting and that sufficient votes are cast so that the proposal can be acted upon. We encourage all shareholders to participate in the governance of the Fund.

Q:       Is the Fund paying for preparation, printing and mailing of this proxy?

A: No, these costs will ultimately be borne by MCM, BofA, and certain of their respective affiliates whether or not the proposal is successful.

Q:       Whom do I call if I have questions?

A: If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call [Broadridge Financial Solutions, Inc. at 1-888-684-2440.]

Q:       How do I vote my shares?

A: You can vote your shares by attending the meeting, or if you do not expect to attend, by completing and signing each enclosed proxy card and mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone by calling the toll-free number on the voting instruction form or by computer by going to the Internet address provided on the proxy card and following the instructions, using your voting instruction form as a guide.

It is important that you vote promptly.

                            MARSICO GROWTH FDP FUND,
                                   a series of
                                FDP SERIES, INC.
                                  P.O. Box 9011
                        Princeton, New Jersey 08543-9011

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD NOVEMBER 9, 2007

To the Shareholders:

         NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Marsico Growth FDP Fund (the "Fund"), a series of FDP Series, Inc. will be held at the offices of BlackRock Advisors, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey, 08536, on Friday, November 9, 2007 at 9:00 a.m. (Eastern time) (the "Meeting"), for the following purpose:

ITEM 1. To approve a new Sub-advisory Agreement with Marsico Capital Management, LLC.

         FDP's Board of Directors recommends that you vote "FOR" Item 1.

         Shareholders of record on September 14, 2007 are entitled to vote at the Meeting and at any adjournments or postponements thereof.

         It is very important that your voting instructions be received by the Meeting date. Instructions for shares held of record in the name of a nominee such as a broker-dealer or trustee of an employee benefit plan, may be subject to earlier cut-off dates established by such intermediaries for receipt of such instructions.

         You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for this purpose. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these prompt and efficient voting options. The enclosed proxy is being solicited on behalf of the Board of Directors of FDP.

         If you have any questions regarding the enclosed proxy material or need assistance in voting your shares, please contact our proxy solicitor, [Broadridge Financial Solutions, Inc., at 1-888-684-2440.]

                                         By order of the Board of Directors,

                                         Howard B. Surloff
                                         Secretary of FDP Series, Inc.

[         ], 2007

                                TABLE OF CONTENTS



PROXY STATEMENT.............................................................12

ITEM 1--APPROVAL OF A NEW SUB-ADVISORY AGREEMENT............................14
Description of the Transaction..............................................14
Other Business Relationships with Goldman Sachs and Affiliates..............16
Section 15(f) of the 1940 Act...............................................17
Comparison of Current Sub-Advisory Agreement to the New
  Sub-Advisory Agreement....................................................18
Board Considerations........................................................19
Information About the Sub-Adviser...........................................21
Shareholder Approval........................................................22

ADDITIONAL INFORMATION......................................................23
Expenses and Methods of Proxy Solicitation..................................23
Quorum and Vote Required....................................................23
Broker Non-Votes and Abstentions............................................23
Other Matters...............................................................24
Annual Report Delivery......................................................24
Shareholder Meetings........................................................24
Shareholder Proposals.......................................................24


Appendix A - Form of New Sub-Advisory Agreement.............................A-1
Appendix B - Executive Officers of Marsico Capital Management, LLC..........B-1
Appendix C - Other Funds Advised by Marsico Capital Management, LLC
         and Fee Schedules..................................................C-1
Appendix D - 5% Share Ownership.............................................D-1
Appendix E - Corporate Structure Diagram....................................E-1

                              SUBJECT TO COMPLETION
                           PRELIMINARY PROXY STATEMENT
                             DATED SEPTEMBER 7, 2007

                            MARSICO GROWTH FDP FUND,
                                   a series of
                                FDP SERIES, INC.
                                   PO Box 9011
                        Princeton, New Jersey 08543-9011

                               -------------------


                         SPECIAL MEETING OF SHAREHOLDERS

                               -------------------


                                November 9, 2007

                               -------------------


                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board," and each Director, a "Board Member," and collectively, the "Board Members") of the Marsico Growth FDP Fund (the "Fund"), a series of FDP Series, Inc. ("FDP") of proxies to be voted at the special meeting of shareholders of the Fund to be held at 9:00 a.m. (Eastern time) on Friday, November 9, 2007, at the offices of BlackRock Advisors, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey, 08536 (the "Meeting"), and at any and all adjournments or postponements thereof. The Meeting will be held for the purposes set forth in the accompanying Notice.

         This Proxy Statement and the accompanying materials are being mailed
by the Board on or about [                        ], 2007.

         The Fund is organized as a series of a Maryland corporation and is a registered investment company.

         Shareholders of record at the close of business on September 14, 2007 (the "Record Date") are entitled to vote at the Meeting. Shareholders of the Fund are entitled to one vote for each share held, with no shares having cumulative voting rights.

         The Fund had [ ] outstanding shares on the Record Date and net assets of [ ] as of that date. Except as set forth in Appendix D, to the knowledge of the Fund, as of the Record Date, no person is the beneficial owner of five percent or more of the Fund's outstanding shares.

         A proxy card or voting instruction form, bearing the Fund's name, is included with this Proxy Statement.

         All properly executed proxies received prior to the Meeting will be voted at the Meeting. On the matters coming before the Meeting as to which a shareholder has specified a choice on that shareholder's proxy, the shares will be voted accordingly. If you are the record owner of Fund shares and your proxy is properly executed and returned and no choice is specified, the shares will be voted "FOR" approval of the new sub-advisory agreement. Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person. If your shares are held by your broker or dealer, you must provide voting instructions to such broker or dealer in order to vote your shares.

         Annual reports are sent to shareholders of record of the Fund following the Fund's fiscal year end. The Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a shareholder upon request. Such written or oral requests should be directed to the Fund at P.O. Box 9011, Princeton, New Jersey 08543-9011 or by calling toll-free [1-800-441-7762]. Copies of the Fund's annual and semi-annual reports are also available on the EDGAR Database on the Securities and Exchange Commission's Internet site at www.sec.gov.

         Please note that only one annual report or Proxy Statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or the Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, shareholders should contact the Fund at the address and phone number set forth above.

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

To avoid the unnecessary expense of further solicitation, we urge you to indicate voting instructions on the enclosed proxy card, date and sign it and return it promptly in the envelope provided, no matter how large or small your holdings may be. If you submit a properly executed proxy but do not indicate how you wish your shares to be voted, your shares will be voted in accordance with the recommendations of the Fund's Board. If your shares are held in the name of your broker or dealer (i.e., in "street name"), you must provide voting instructions to your broker or dealer about how to vote your shares in order for your broker or dealer to vote your shares on the proposal.
--------------------------------------------------------------------------------

                ITEM 1--APPROVAL OF A NEW SUB-ADVISORY AGREEMENT

         At the Meeting, you will be asked to approve a new sub-advisory agreement between BlackRock Advisors, LLC, your Fund's investment adviser (the "Adviser") and MCM (the "Sub-Advisor") (the "New Sub-Advisory Agreement"). Set forth below is a general description of the terms of the proposed New Sub-Advisory Agreement, which are substantially identical to the terms of the sub-advisory agreement currently in effect for the Fund (the "Current Sub-Advisory Agreement"), except for the dates of execution and termination. The form of the New Sub-Advisory Agreement for the Fund is attached hereto as Appendix A.

         On June 14, 2007, Thomas F. Marsico, MCM's founder and Chief Executive Officer, and a company controlled by Mr. Marsico, entered into a definitive agreement with Bank of America Corporation ("BofA") to buy back ownership of MCM from a BofA subsidiary. MCM had become a 50% owned subsidiary of BofA in 1999, and BofA acquired ownership of the remaining 50% of MCM in 2001. BofA's interest in MCM is held through its ownership of Marsico Management Holdings, LLC. The transaction under which all interests in MCM will be repurchased from BofA is referred to herein as the "Transaction."

         The Transaction is not expected to change in any significant way MCM's portfolio management team, other personnel, investment processes, day-to-day operations, or the services that MCM provides to its clients, including the Fund. Thomas F. Marsico will continue to serve as Chief Executive Officer and Chief Investment Officer of MCM and as portfolio manager of the Fund. The investment goals of the Fund will remain the same. The Transaction will have no effect on the number of shares you own or the value of those shares. The advisory fees payable by BlackRock Advisors, LLC to MCM under the New Sub-Advisory Agreement will not increase as a result of this Transaction.

         The Board Members are proposing a New Sub-Advisory Agreement for the Fund because the Current Sub-Advisory Agreement will terminate upon completion of the Transaction. This Transaction is discussed in more detail below. As required by the Investment Company Act of 1940, as amended (the "1940 Act"), the Current Sub-Advisory Agreement provides for automatic termination upon its "assignment." Under the 1940 Act, a change in control of an investment adviser constitutes an "assignment." The consummation of the Transaction will result in the assignment of the Current Sub-Advisory Agreement, and its automatic termination. Therefore, as described below, shareholders of the Fund are being asked to approve a New Sub-Advisory Agreement for the Fund.

Description of the Transaction

         As described above, on June 14, 2007, Thomas F. Marsico and Marsico Parent Company, LLC (the "Buyer"), a company controlled by Mr. Marsico, signed a definitive purchase agreement to repurchase MCM from a BofA subsidiary, Marsico Management Holdings, LLC ("Seller"). (The Transaction also involves the acquisition of another company, Marsico Fund Advisors, LLC ("MFA"), which is not material to the Transaction.(1)) The Transaction is expected to close during



---------------------------
(1) Marsico Fund Advisors, LLC ("MFA") is the general partner of one investment product advised by MCM, the Marsico Focused Growth Fund, L.P. ("Commingled Fund"). As general partner of the Commingled Fund, MFA the fourth quarter of 2007, and is subject to customary conditions in the purchase agreement and financing commitment letters, and client consents and mutual fund shareholder approvals.

         Under pertinent agreements, the total cost of the Transaction to the Buyer, including the purchase price and fees and expenses, is expected to be approximately $2.7 billion. Appendix E to this proxy statement provides a diagram of the anticipated new corporate structure, showing the holding companies (together, the "Marsico Parent Companies") in the new chain of ownership of MCM and MFA, consisting of Buyer, Marsico Parent Holdco, LLC ("Holdco") and Marsico Parent Superholdco, LLC ("Superholdco").

         The Transaction will be financed by a combination of an equity contribution from a company owned by Thomas F. Marsico, Marsico family interests and Marsico employees; a senior secured credit facility; notes; preferred membership interests; and warrants. Goldman, Sachs & Co. ("Goldman Sachs") and its affiliates have committed to assist in providing the financing. Each component of the financing is described generally below.

         Equity Contribution. Marsico Management Equity, LLC ("MME"), a company owned by Thomas F. Marsico, Marsico family interests, and MCM employees, is expected to contribute $150 million in return for voting common equity interests in Superholdco, the ultimate parent of MCM and MFA. Bank of America has committed to finance the portion of this contribution attributable to Mr. Marsico and Marsico family interests, subject to customary terms and conditions including recourse provisions. As a result of the equity contribution, through MME, Mr. Marsico, Marsico family interests and MCM employees would have ownership of between 88% and 100% of all common equity interests (and 100% of all voting interests) in Superholdco (and indirectly of Buyer and MCM), depending on whether and when certain warrants described below are exercised.

         Senior Secured Credit Facility. Buyer has received a commitment letter from Goldman Sachs Credit Partners L.P. ("GSCP") to provide, subject to conditions, approximately $1.2 billion of senior secured term loans (the "Senior Secured Credit Facility"). The Senior Secured Credit Facility will be guaranteed by MCM, MFA, Holdco, and Superholdco. Subject to certain exceptions, the Senior Secured Credit Facility will be secured by first priority security interests in all assets of Buyer and the guarantors. A $25 million Revolving Credit Facility is also provided as part of the financing.

         Mezzanine Notes. Buyer, Holdco, and Superholdco expect to issue approximately $1.275 billion in aggregate principal amount of their senior notes and senior subordinated notes. Goldman Sachs will serve as initial purchaser with respect to the offerings of all three series of notes (together, the "Mezzanine Notes"). Each such offering of Mezzanine Notes is expected to be offered to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933 Act") or to other purchasers pursuant to other applicable exemptions under the 1933 Act. To ensure a successful offering of the Mezzanine Notes, Buyer, Holdco, and Superholdco have received a second commitment letter (the "Second Commitment Letter") from GSCP and Goldman Sachs pursuant to which GSCP has committed to provide, if the Mezzanine




--------------------------------------------------------------------------------
owns a small investment in the Commingled Fund, which represents MFA's only current source of financial activity. This activity is not considered significant to the Transaction.

Notes are not issued and subject to the conditions therein, a series of term loans to each of Buyer, Holdco and Superholdco on terms substantially similar to those of each series of Mezzanine Notes.

         Membership Interests and Warrants. Superholdco expects to issue senior preferred membership interests with an initial liquidation value of $75 million and certain warrants to purchase non-voting common membership interests of Superholdco to "qualified institutional buyers" pursuant to Rule 144A under the 1933 Act or to other purchasers pursuant to applicable exemptions under the 1933 Act. In the event such offering is not consummated, Superholdco has received a commitment from Goldman Sachs, pursuant to the Second Commitment Letter and subject to conditions, to issue and sell such interests and warrants directly to Goldman Sachs. Such equity securities and warrants, together with the Mezzanine Notes, are referred to as the Mezzanine Securities. The warrants are for limited non-voting common membership interests representing up to 12% of the fully diluted Superholdco common membership interests (after giving effect to the Transaction and the financing). The common equity interests in Superholdco that holders of Mezzanine Securities may acquire pursuant to the warrants will not be voting interests, and holders of Mezzanine Securities will not hold any board seats or have supervisory rights with regard to Marsico.

          Investments by Affiliates of Goldman Sachs. An affiliate of Goldman Sachs, GS Mezzanine Partners 2006 Onshore Fund, L.P. ("GSMP"), together with its affiliates, is expected to purchase and hold (subject to certain exceptions) up to $550 million of the Mezzanine Securities. GSMP and its affiliates are thereby expected to acquire for their own accounts approximately 40% of the Mezzanine Securities (representing approximately 20% of total funding for the Transaction). Through their anticipated $550 million investment in a portion of the Mezzanine Securities, GSMP and its affiliates would beneficially own, pursuant to their share of the warrants, less than 5% of the common membership interests of Superholdco (and indirectly of Buyer and MCM).

          Additionally, as noted above, Goldman Sachs and its affiliates (collectively "Goldman") have provided commitments to provide 100% of the $1.2 billion of the Senior Secured Credit Facility and the $1.35 billion financing contemplated by the Mezzanine Securities. To the extent that Goldman is unable to syndicate the Credit Facility or is unable to place the portion of the Mezzanine Securities not being acquired by GSMP, the portion of the total financing to be provided by Goldman could substantially increase.

Other Business Relationships with Goldman Sachs and Affiliates

          As the result of trade execution decisions in the ordinary course of business, MCM has long used Goldman (along with many other broker-dealers) to provide routine brokerage execution services to MCM's client accounts including the Fund. (These services have at times included the execution of large principal trades involving Goldman's own capital, and the receipt of other client commission benefits.) Because of Goldman's expertise and resources as a broker-dealer, MCM expects that after the Transaction, MCM will continue to use Goldman (as well as many other broker-dealers) to perform routine brokerage services for clients including the Fund from time to time (which may include the execution of principal trades involving Goldman's own capital, and the receipt of other client commission benefits), provided that Goldman is able to continue to maintain the high level of services at reasonable cost that it has provided in the past. MCM has informed the Board that MCM's routine use of Goldman (and other brokers) to provide brokerage services to clients including the Fund will not occur as a result of the Transaction or because of the ownership by Goldman or its affiliates of interests in Marsico Parent Companies, but will reflect MCM's independent trade execution decisions in the ordinary course of business which MCM believes to be in the best interests of its clients.

          As the result of investment decisions in the ordinary course of business, MCM has periodically invested client account assets including Fund assets in shares of Goldman Sachs Group, Inc. ("GSG"), the parent company of Goldman Sachs and various affiliates, including at times during 2007 and prior years. MCM client accounts' holdings in GSG's stock have at times made those accounts in the aggregate among the largest investors in GSG. MCM expects that it may (or may not) continue to view investment in GSG's common stock as an investment opportunity for its clients including the Fund, and may buy (or sell) shares of GSG's common stock for client accounts from time to time as the result of investment decisions made in the ordinary course of MCM's investment management process. MCM has informed the Board that decisions to buy or sell shares of GSG's stock for client accounts including the Fund will not be made as a result of the Transaction or because of the ownership by Goldman or its affiliates of interests in Marsico Parent Companies, but will reflect MCM's independent investment decisions in the ordinary course of business which MCM believes to be in the best interests of its clients.

          Also as the result of investment decisions in the ordinary course of business, MCM has from time to time purchased securities for clients in offerings underwritten by Goldman Sachs or its affiliates. MCM expects that it will continue this practice in the future. MCM has informed the Board of the Fund that decisions to purchase securities from underwriting syndicates that include Goldman will not be made as a result of the Transaction or because of the ownership by Goldman or its affiliates of interests in Marsico Parent Companies, but will reflect MCM's independent investment decisions in the ordinary course of business which MCM believes to be in the best interests of its clients.

Section 15(f) of the 1940 Act

         In completing the Transaction, the Buyer and Seller intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides in substance that when a sale of securities or a controlling interest in an investment adviser to an investment company occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. The first condition of Section 15(f) is that during the three-year period following the consummation of a transaction, at least 75% of the investment company's board must not be "interested persons" (as defined in the 1940 Act) of the investment adviser or predecessor adviser. FDP's Board currently meets this test and is expected to do so after the Transaction is completed. Second, an "unfair burden" must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" (as defined in the 1940 Act) includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any "interested person" (as defined in the 1940 Act) of such an adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). The Buyer and Seller and certain of their respective affiliates have agreed under the Transaction Agreement to use their reasonable best efforts to assure compliance with the conditions of Section 15(f) after the closing date of the Transaction.

Comparison of Current Sub-Advisory Agreement to the New Sub-Advisory Agreement

         Investment Advisory Services. The Current Sub-Advisory Agreement has substantially the same provisions describing the investment advisory services to be provided by MCM as the New Sub-Advisory Agreement, including that, subject to the supervision of the Fund and BlackRock Advisors, LLC, MCM will: conduct a continual program of investment, evaluation, sale, and reinvestment of the Fund's assets in a manner consistent with the Fund's investment objectives and policies as stated in the Fund's prospectus and with any and all applicable investment restrictions under the federal securities laws, any Commission no-action letter or order applicable to the Fund, and any applicable state securities law or regulation; and in a prudent and diligent manner, will vote proxies relating to the Fund's portfolio securities in the best interests of the Fund and its shareholders in compliance with MCM's proxy voting policy and procedures.

         The Current Sub-Advisory Agreement and the New Sub-Advisory Agreement each provide that the services of MCM are not exclusive to the Fund, and MCM and its affiliates may render services to others.

         Fees. The schedule of fees payable to MCM for investment advisory services under the Current Sub-Advisory Agreement is identical to the schedule of fees payable to MCM under the New Sub-Advisory Agreement. These fees will be paid in full by BlackRock Advisors, LLC ("BlackRock Advisors") as the Fund's investment adviser, at no additional cost to the Fund or its shareholders beyond the fees paid by the Fund to BlackRock Advisors itself. MCM receives an annual fee of 0.40% based on the average daily value of the net assets of the Fund.

         MCM has acted as sub-adviser to the Fund since its commencement of operations, on July 27, 2005. During the Fund's fiscal year ended May 31, 2007, the fees paid by BlackRock Advisors (or the predecessor advisor) to MCM under the Current Sub-Advisory Agreement amounted to $[ ].

         Payment of Expenses. The provisions contained in the New Sub-Advisory Agreement addressing allocation of expenses are identical to those contained in the Current Sub-Advisory Agreement, including the requirement that MCM bear all expenses in connection with the performance of its services.

         Limitation on Liability. Under the New Sub-Advisory Agreement, MCM (and any affiliates performing services for MCM and directors, officers, and employees of MCM and such affiliates) will not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of sub-advisory services rendered with respect to the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under the New Sub-Advisory Agreement. The Current Sub-Advisory Agreement contains the same provision.

         Indemnity. The New Sub-Advisory Agreement provides that BlackRock Advisors and MCM have agreed to indemnify and defend the other and such party's affiliates, and their respective officers, directors, employees, agents, representatives or persons controlled by them for any loss, liability, cost, damage, or expenses arising out of any claim, demand, action, suit, or proceeding arising out of (i) conduct constituting willful misfeasance, bad faith, or gross negligence in the performance of such party's duties or by reason of reckless disregard of such party's obligations and duties under the New Sub-Advisory Agreement, or (ii) any actual or alleged material misstatement or omission in the Fund's registration statement or other document with respect to the Fund sent to current or prospective investors in the Fund, arising from disclosure about MCM or the Fund provided by MCM. The Current Sub-Advisory Agreement contains the same provision.

         Term and Continuance. If approved by shareholders of the Fund, the New Sub-Advisory Agreement will terminate, unless sooner terminated as set forth therein and discussed below, two years from the date of implementation. Thereafter, if not terminated, the New Sub-Advisory Agreement will continue in effect from year to year if such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority of those Board Members who are not parties to the New Sub-Advisory Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. A vote of a "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund that are present at a meeting called for the purpose of voting on such approval or represented by proxy if holders of shares representing more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding voting securities of the Fund (a "1940 Act Majority"). The Current Sub-Advisory Agreement contains the same provisions, although the initial date of the Agreement differs.

         Termination. The New Sub-Advisory Agreement generally provides that the Agreement may be terminated at any time, without the payment of any penalty, by BlackRock Advisors, by the Board or by the vote of a 1940 Act Majority of the outstanding voting securities of the Fund, or by MCM, on sixty (60) days written notice to the other parties. The New Sub-Advisory Agreement also will terminate automatically in the event of its "assignment" (as defined in the 1940 Act) or in the event of the assignment or termination of the Fund's investment advisory agreement. The Current Sub-Advisory Agreement contains the same termination provisions.

Board Considerations

         At an in-person meeting held on August 9, 2007, FDP's Board considered whether it would be in the best interests of the Fund and its shareholders to approve the New Sub-Advisory Agreement between BlackRock Advisors and MCM. For the reasons discussed below, the Board, including a majority of the Board Members who are not "interested persons," as defined in the 1940 Act ("Independent Board Members"), approved the New Sub-Advisory Agreement and recommended its approval by shareholders as being in the best interests of the Fund and its shareholders. The 1940 Act requires that the New Sub-Advisory Agreement be approved by FDP's shareholders in order to become effective. In the event shareholders of the Fund do not approve the New Sub-Advisory Agreement, FDP's Board will take such action as it deems to be in the best interests of the Fund and its shareholders.

         To assist the Board in its consideration of the New Sub-Advisory Agreement, MCM provided written materials and information about MCM, including its asset management capabilities and organization, as well as the Transaction. The Board received, reviewed and evaluated information concerning the nature, extent and quality of the personnel of and the services to be provided to the Fund by MCM. In particular, the Board focused on comparability of fees of the Fund, the proposed investment objectives and strategies for the Fund, and MCM's experience in managing the specific types of investments to be used by the Fund.

         Nature, Quality and Extent of Services Provided. In reviewing the New Sub-Advisory Agreement, the Board assessed the on-going ability of MCM to provide sub-advisory services to the Fund following the closing of the Transaction. The Board considered the details of the anticipated ownership structure of MCM generally and information about how MCM's management and operations would be structured following the Transaction, including, whether, and if so how, MCM's new ownership structure might affect MCM's performance of services under the New Sub-Advisory Agreement. The Board further considered the rationale presented by MCM's management, including the preference expressed by MCM to ensure that it retained autonomy over all of its investment and operational decisions and to ensure that it controlled its further measured growth. The Board noted MCM's representations that being an autonomous investment advisory firm may have benefits in the current industry climate and may allow MCM enhanced flexibility to attract and retain qualified and talented personnel as a result of gaining the ability to offer employees equity interests in the company that owns MCM. The Board noted the experience, resources and strengths of MCM and its affiliates in managing equity securities, particularly including large cap issuers, using a growth investing style, as well as the representation that the portfolio management team was not expected to change as a result of the Transaction and that the supporting research analysts were generally expected to remain the same. The Board further noted MCM's representation that significant changes to non-investment personnel were not expected as a result of the Transaction. The Board also considered that as a result of the Transaction, BofA would cease to be an affiliate, and with regard to investing, the Fund would receive greater flexibility to engage in transactions involving BofA or to invest in securities of BofA in appropriate circumstances.

         The Board considered the amount of assets, including investment company assets, under MCM's management and noted that MCM has extensive experience in the investment management business. The Board also reviewed performance information for the Fund and accounts managed by MCM that are managed in the same way as the Fund. The Board concluded that MCM has a high level of expertise in managing equity securities, particularly including large cap issuers, using a growth investing style and determined that the Fund would continue to benefit from that expertise.

         The Board also focused on the nature and scope of MCM's compliance policies and procedures. In this connection, the Board has annually received a report in connection with the approval of the Current Sub-Advisory Agreement from BlackRock Advisors' compliance staff, including its Chief Compliance Officer, on the results of a due diligence review of MCM. The Board determined that MCM's compliance policies and procedures, as overseen by BlackRock Advisors, were adequate to ensure the Fund's compliance with its investment objectives and policies and the requirements of the applicable securities laws.

         Costs of Services Provided and Profitability. The Board also reviewed the amount of the investment advisory fee to be paid to MCM and determined that the fee was reasonable in relation to the services to be provided to the Fund by MCM. The Board was presented with limited information regarding the expenses or profitability of the Transaction to MCM. The Board noted that MCM had represented that key aspects of its financial status were not expected to change greatly in the initial years after the Transaction. Furthermore, the Board noted MCM's representation that it is not possible to predict with a high degree of certainty how MCM's profitability might be affected by the Transaction.

         Fees and Economies of Scale. The Board considered the extent to which economies of scale might be realized as the assets of the Fund increase and whether there could be changes in the sub-advisory fee rate or structure in order to enable the Fund to participate in these economies of scale. The Board determined that changes were not currently necessary and that the Fund appropriately participated in any economies of scale.

         The Board noted that the sub-advisory fees under the New Sub-Advisory Agreement would not change as a result of the Transaction. Based on the fact that the New Sub-Advisory Agreement is essentially identical to the Current Sub-Advisory Agreement, the Board Members noted that as a result of the Transaction, the Fund's total advisory and administrative fees would be no higher than the fees under its Current Sub-Advisory Agreement. The Board Members also took note of the fact that in their most recent deliberations concerning the adoption of the Current Sub-Advisory Agreement, they had determined that the total fees for advisory and administrative services for the Fund were reasonable in light of the services provided.

         Investment Performance. The Board Members noted that they had received performance information about the Fund at quarterly Board meetings, and found the performance to be within the range of performance of comparable funds for the period of the Fund's operations. The Board found the performance of the Fund to be acceptable.

         Conclusion. After the Independent Board Members deliberated in executive session, the entire Board, including the Independent Board Members, approved the New Sub-Advisory Agreement, concluding that the sub-advisory fee was reasonable in relation to the services provided and that the New Sub-Advisory Agreement was in the best interests of shareholders. In doing so, the Board relied on statements by MCM's management that the Transaction would cause no reduction in the quality of services provided to the Fund.

Information About the Sub-Adviser

         MCM is a Delaware limited liability company that was organized in September 1997 by Thomas F. Marsico and became a registered investment adviser at that time. In addition to sub-advising the Fund, MCM provides investment advisory services to other mutual funds, variable insurance funds, corporate retirement plans and other institutions, separately managed wrap accounts, and private accounts and, as of June 30, 2007, had approximately $94 billion under management. Thomas F. Marsico is the founder, Chief Executive Officer, and Chief Investment Officer of MCM. Mr. Marsico also serves as portfolio manager of the Fund.

         MCM currently is an indirect, wholly-owned subsidiary of BofA, a Delaware corporation that is a bank holding company and a financial holding company headquartered in Charlotte, North Carolina and is located at 101 N. Tryon Street, Charlotte, North Carolina 28246.

         Following the Transaction, as described above, Mr. Marsico and other members of management of MCM and certain of their family members, through another company, MME, would own at least 88% of the common equity interests (and 100% of the voting interests) of Superholdco (and indirectly of MCM). The remaining 12% of the common equity interests of Superholdco, would be subject to warrants held by certain other parties who purchased Mezzanine Securities as described above. The common equity interests in Superholdco that holders of Mezzanine Securities would acquire by exercising the warrants would not be voting interests, and Mezzanine Securities would not provide their holders with board seats or supervisory rights relating to MCM.

         Set forth in Appendix B is certain information with respect to the executive officers and directors of MCM.

         Set forth in Appendix C is certain information with respect to the other registered investment companies advised or sub-advised by MCM that have investment objectives similar to the Funds.

         As of September 14, 2007, employees of MCM and their family members did not hold any shares of the Fund. MCM's Code of Ethics restricts employees and their family members from investing in any mutual fund that is sub-advised by MCM.

Shareholder Approval

         The Current Sub-Advisory Agreement was approved by the shareholders of the Fund at a meeting held on August 31, 2006. To become effective, the New Sub-Advisory Agreement for the Fund must be approved by a vote of a 1940 Act Majority of the outstanding voting securities of the Fund. The New Sub-Advisory Agreement was approved by the Independent Board Members, separately, and by the Board, as a whole, after consideration of all factors that it determined to be relevant to its deliberations, including those discussed above. The Board also determined to submit the Fund's New Sub-Advisory Agreement for consideration by the shareholders of the Fund.

         The Board recommends that shareholders of the Fund vote "FOR" the approval of the New Sub-Advisory Agreement.

                             ADDITIONAL INFORMATION

Expenses and Methods of Proxy Solicitation

         The expenses of preparation, printing and mailing of the enclosed form of proxy, the accompanying Notice and this Proxy Statement will not be borne by the Fund and will be borne wholly by BlackRock Advisors, LLC, which will ultimately be reimbursed by MCM, BofA, and certain of their respective affiliates.

         In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund. BlackRock Advisors, LLC has retained [Broadridge Financial Solutions, Inc., a proxy solicitation firm,] to assist in the solicitation of proxies at an aggregate cost of approximately $[ ], plus aggregate out-of-pocket expenses estimated to be $[ ], all of which will be paid by BlackRock Advisors, LLC.[, which will ultimately be reimbursed by MCM, BofA, and certain of their respective affiliates.]

Quorum and Vote Required

         A quorum of shareholders is required to take action at the Meeting. For the Fund, a quorum consists of holders of one-third of the shares entitled to vote at the Meeting, present in person or by proxy. Approval of Item 1 requires the affirmative vote of a 1940 Act Majority of the outstanding voting securities of the Fund.

         If, by the time scheduled for the Meeting, a quorum of shareholders is not present or if a quorum is present but sufficient votes to allow action on
Item 1 are not received from the shareholders, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies from shareholders. Any such adjournment will require the affirmative vote of a majority of the shares of the Fund present in person or by proxy and entitled to vote at the time of the Meeting to be adjourned. The persons named as proxies will vote in favor of any such adjournment if they believe the adjournment and additional proxy solicitation are reasonable and in the best interests of the Fund's shareholders.

         Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election will determine whether or not a quorum is present at the Meeting.

         All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the Meeting in accordance with the directions on the proxies; if no direction is indicated, the shares will be voted in accordance with the recommendation of FDP's Board "FOR" approval of the Fund's New Sub-Advisory Agreement.

Broker Non-Votes and Abstentions

         Broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients, will request the instructions of such customers and clients on how to vote their shares on Item 1 before the Meeting. The Fund will include shares held of record by broker-dealers as to which such authority has been granted in its tabulation of the total number of shares present for purposes of determining whether the necessary quorum of shareholders of the Fund exists. Broker-dealer firms will not be permitted to grant voting authority with respect to shares for which no instructions have been received. Shares represented by proxies that are returned to the Fund but that are marked "abstain" or on which a broker-dealer has declined to vote on any non-routine proposal ("broker non-votes") will be counted as present for the purposes of determining a quorum. Abstentions and broker non-votes will not be counted as votes cast. Abstentions and broker non-votes will have the same effect as a vote against Item 1.

Annual Report Delivery

         The Fund will furnish, without charge, a copy of its Annual Report for the Fund's last fiscal year and any subsequent Semiannual Report to any shareholder upon request. Such requests should be directed to the Fund, P.O. Box 9011, Princeton, New Jersey 08543-9011, Attention: Fund Secretary, or to 1-800-637-3863.

Shareholder Meetings

         The charter of FDP does not require that FDP hold annual meetings of shareholders. FDP will, however, be required to call an Annual Meeting of the Fund's shareholders in accordance with the requirements of the 1940 Act to seek approval of new or material amendments to advisory arrangements. FDP also would be required to hold an annual shareholder meeting to elect new Board Members at such time as less than a majority of the Board Members holding office have been elected by shareholders. The By-laws of FDP generally provide that a shareholder meeting may be called by a majority of the Board Members, the President or on the written request of at least a majority of the outstanding shares of FDP entitled to vote at the meeting.

Shareholder Proposals

         Shareholders of the Fund wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting must send their written proposal to the Fund within a reasonable time before the Board Members' solicitation relating to such meeting is to be made. The persons named as proxies in future proxy materials of the Fund may exercise discretionary authority with respect to any shareholder proposal presented at any subsequent shareholder meeting if written notice of such proposal has not been received by the Fund a reasonable period of time before the Board Members' solicitation relating to such meeting is made. Written proposals with regard to the Fund should be sent to the Secretary of the Fund, 800 Scudders Mill Road, Plainsboro, New Jersey, 08536.

                                         By Order of the Board of Directors

                                         HOWARD B. SURLOFF
                                         Secretary of FDP Series, Inc.

Dated: [                       ], 2007

                      (This page intentionally left blank)

                                                                 Appendix A

                       FORM OF NEW SUB-ADVISORY AGREEMENT

                   SUBADVISORY AGREEMENT ENTERED INTO BETWEEN
                             BLACKROCK ADVISORS, LLC
                                       AND
                         MARSICO CAPITAL MANAGEMENT, LLC

         This Subadvisory Agreement (the "Agreement") is entered into as of ___________, 2007, by and between BlackRock Advisors, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the "Adviser"), and Marsico Capital Management, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the "Subadviser").

         WHEREAS, the Adviser and FDP Series, Inc., an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act") and organized as a corporation under the laws of the State of Maryland, have entered into an Investment Advisory and Management Agreement dated September 29, 2006 (the "Investment Advisory Agreement"), a copy of which is attached as Exhibit A to this Agreement;

         WHEREAS, pursuant to the Investment Advisory Agreement, the Adviser has agreed to provide investment management and advisory services to FDP Series, Inc. which consists of multiple series, including Marsico Growth FDP Fund (the "Fund");

         WHEREAS, the Investment Advisory Agreement provides that the Adviser may engage duly organized subadvisers to furnish investment information, services and advice to assist the Adviser in carrying out its responsibilities under the Investment Advisory Agreement, provided that the Adviser obtains the consent and approval of the Board of Directors of FDP Series, Inc. (the "Board"), a majority of those directors who are not parties to the Investment Advisory Agreement, or "interested persons" of any party to the Investment Advisory Agreement, in accordance with the requirements of the 1940 Act, and otherwise complies with the shareholder voting requirements of the 1940 Act;

         WHEREAS, the Board, including a majority of those directors who are not parties to the Investment Advisory Agreement, or "interested persons" of any party to the Investment Advisory Agreement, has duly consented to and approved the engagement of the Subadviser to furnish investment information, services and advice to assist the Adviser in carrying out its responsibilities under the Investment Advisory Agreement; and

         WHEREAS, the Adviser desires to retain the Subadviser to render investment advisory services to the Adviser and the Fund in the manner and on the terms set out in this Agreement, and the Subadviser desires to provide such services.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement, the Adviser and the Subadviser agree as follows:

1.    Investment Description; Appointment

      (a) Investment Description. The Fund will invest and reinvest its assets in accordance with the investment objective(s), policies and limitations specified in the prospectus and statement of additional information (the "Prospectus") filed with the Securities and Exchange Commission (the "SEC") as part of the FDP Series, Inc.'s Registration Statement on Form N-1A, as it may be periodically amended. The Adviser agrees to provide copies of all amendments and supplements to the current Prospectus, and copies of any procedures adopted by the Board that are applicable to the Fund and any amendments to those procedures (the "Board Procedures"), to the Subadviser on an on-going basis. In addition, the Adviser will furnish the Subadviser with a copy of any financial statement or report prepared for the Fund with respect to the Fund by a registered independent public accounting firm, and with copies of any financial statements or reports made by the Fund to shareholders or to any state or federal regulatory agency. The Adviser also will inform the Subadviser of any material results of any audits or examinations by regulatory authorities pertaining directly to the Subadviser's responsibilities for the Fund.

      (b) Appointment of Subadviser. The Adviser hereby engages the services of the Subadviser in connection with the investment and reinvestment of the Fund's assets. Pursuant to this Agreement and subject to the oversight and supervision by the Adviser and the Board, the Subadviser will manage the investment and reinvestment of the Fund's assets. Subject to the terms and conditions of this Agreement, the Subadviser hereby accepts the engagement by the Adviser in the foregoing capacity and agrees, at the Subadviser's own expense, to render the services set out in this Agreement and to provide the office space, furnishings, equipment, and personnel required by the Subadviser to perform these services on the terms and for the compensation provided in this Agreement. Except as specified in this Agreement, the Subadviser agrees that it will not delegate any obligation assumed pursuant to this Agreement to any third party without first obtaining the written consent of both the Fund and the Adviser.

2.    Services as Subadviser

      Subject to the supervision, direction and approval of the Adviser and the Board, the Subadviser will conduct a continual program of investment, evaluation, sale, and reinvestment of the Fund's assets. The Subadviser is authorized, in its sole discretion and without prior consultation with the Adviser, to: (a) obtain and evaluate pertinent economic, financial, and other information affecting the economy generally and certain investment assets as such information relates to securities or other financial instruments that are purchased for or considered for purchase by the Fund; (b) make investment decisions for the Fund; (c) place purchase and sale orders for portfolio transactions on behalf of the Fund and manage otherwise uninvested cash assets of the Fund, provided that the Subadviser's management of the Fund's uninvested cash assets may be limited to the provision of standing instructions to the Fund's custodian to automatically invest any such uninvested cash assets in particular cash equivalent investments on a daily basis; (d) provide reasonable assistance to the Adviser with respect to the pricing of Fund securities at such time and in such manner as the Adviser and Subadviser will mutually agree upon from time to time; (e) execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the Subadviser's management of the assets of the Fund (in such respect, and only for this limited purpose, the Subadviser will act as the Adviser's and the Fund's agent and attorney-in-fact); and (f) employ professional portfolio managers and securities analysts who provide research services to the Fund. The Subadviser will in general take such action as is appropriate to effectively manage the Fund's investment practices. In addition:

          (i) The Subadviser will furnish the Adviser routinely with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions and performance of the Fund, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Fund, discuss the management of the Fund with, and provide such access to its personnel and operations as may be reasonably requested by the Adviser and/or the Board from time to time in connection with its provision of services to the Fund.

          (ii) The Subadviser will maintain and preserve the records specified in Section 15 of this Agreement and any other records related to the Fund's transactions or its management of the Fund as are required of a subadviser under any applicable state or federal securities law or regulation including: the 1940 Act, the Securities Exchange Act of 1934 (the "1934 Act"), and the Investment Advisers Act of 1940 (the "Advisers Act"). The Adviser and the Fund will maintain and preserve all other books and records for the Fund as required under such rules. Subject to the confidentiality provisions herein, the Subadviser will furnish to the Adviser all information relating to the Subadviser's services under this Agreement reasonably requested by the Adviser within a reasonable period of time after the Adviser makes such request.

          (iii) The Subadviser will comply with all applicable Board Procedures that are provided to the Subadviser by the Adviser or the Fund. The Subadviser will notify the Adviser as soon as reasonably practicable upon detection of any material breach of such Board Procedures. The Adviser will provide the Subadviser with as much notice as is reasonably practicable of any amendments or additions to the Board Procedures.

          (iv) The Subadviser will maintain a written code of ethics (the "Code of Ethics") that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, a copy of which will be provided to the Adviser and the Fund, including any amendments thereto, and will institute and enforce procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1) from violating its Code of Ethics. The Subadviser will follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which policies and procedures it will provide to the Adviser and the Fund upon any reasonable request. The Subadviser shall assure that all reporting required of a subadviser under the Securities Exchange Act of 1934, as amended, in connection with portfolio securities of the Fund, shall be made in a timely manner.

          (v) The Subadviser will manage the investment and reinvestment of the assets of the Fund in a manner consistent with the Fund's investment objectives and policies as stated in the Prospectus. The Subadviser also will manage the investments of the Fund in a manner consistent with any and all applicable investment restrictions (including diversification requirements) contained in the 1940 Act and the rules and regulations under the Act, any SEC no-action letter or order applicable to the Fund, and any applicable state securities law or regulation. The Adviser will provide Subadviser with copies of any such SEC no-action letter or order. The Adviser shall perform quarterly and annual tax compliance tests with respect to the Fund's compliance with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code"), and promptly furnish reports of such tests to the Subadviser after each quarter end to ensure that the Fund is in compliance with the Code. The Subadviser shall take prompt action in response to any notification from the Adviser of any potential non-compliance with either the Adviser's internal guidelines or the diversification requirements of the Code to ensure that the Fund complies with such Code diversification requirements.

         The Subadviser agrees to perform its duties hereunder in complete compliance with the Fund's policies and procedures adopted pursuant to Rule 38a-1 of the Investment Company Act of 1940, as amended, and the Subadviser's duties and obligations under Rule 206(4)-7 of the Advisers Act, including providing the Chief Compliance Officer and/or board of directors of FDP Series, Inc. with such information, reports and certifications as they may reasonably request.

          (vi) The Subadviser shall, in a prudent and diligent manner, vote proxies relating to the Fund's portfolio securities in the best interests of the Fund and its shareholders in connection with any matters submitted to a vote of shareholders in compliance with Subadviser's proxy voting policies and procedures. The Subadviser will provide the Adviser with a report of all proxy votes made on behalf of the Fund in a timely matter so as to permit the Adviser to timely comply with the reporting requirements under the 1940 Act. The Subadviser shall not be responsible for exercising any other applicable rights of security holders in corporate actions or otherwise.

3.    Information and Reports

      (a) The Subadviser will keep the Fund and the Adviser promptly informed of developments relating to its duties as subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Fund, including but not limited to any changes in the portfolio manager or managers assigned to the Fund's account. In this regard, the Subadviser will provide the Fund, the Adviser, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Adviser may from time to time reasonably request. Additionally, prior to each Board meeting, as the Adviser shall reasonably request, the Subadviser will provide the Adviser and the Board with reports regarding the Subadviser's management of the Fund during the most recently completed quarter, to include written certifications that the Subadviser's management of the Fund is in compliance with the Fund's investment objectives and practices, the 1940 Act and applicable rules and regulations under the 1940 Act, and (subject to Section 2(v) above) the diversification requirements of Subchapter M of the Code (subject to Section 2(v) above), and otherwise in such form as may be mutually agreed upon by the Subadviser and the Adviser. The Subadviser also will certify quarterly to the Fund and the Adviser that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics, and will report any material changes in its Code of Ethics. Annually, the Subadviser will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1, concerning the Subadviser's Code of Ethics and compliance program, respectively, to the Fund and the Adviser. The Subadviser also will notify and forward promptly to the Fund and the Adviser any communications or information it may receive with respect to claims against or involving the Fund or corporate actions relating to the Fund. It shall be the sole responsibility of the Fund, Adviser, or custodian (and not of the Subadviser) to process and file any claim forms relating to any litigation by or on behalf of the Fund.

      (b) Each party to this Agreement agrees to provide promptly to the other party a list, to the best of the Adviser's or the Subadviser's respective knowledge, of each affiliated person of the Adviser or the Subadviser, as the case may be, specifically identifying those affiliated persons that are either
(a) publicly traded companies; (b) broker-dealers or underwriters; or (c) investment advisers. Each of the Adviser and the Subadviser agrees promptly to update such list whenever the Adviser or the Subadviser becomes aware of any change that should be made to such list.

      (c) The Subadviser also will provide the Adviser and/or the Board with any information reasonably requested regarding its management of the Fund required for any shareholder report, amended registration statement, or prospectus supplement to be filed by FDP Series, Inc. with the SEC or in connection with a meeting of the Board. The Subadviser will promptly inform the Fund and the Adviser if any information in the Prospectus or SAI relating to the Subadviser or its duties and obligations under this Agreement is (or will become) inaccurate or incomplete.

4.    Standard of Care

      The Subadviser will act in good faith and use reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement.

5.    Subadviser's Duties Regarding Fund Transactions

      (a) Placement of Orders. The Subadviser will take all actions that it considers necessary to implement the investment policies of the Fund, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Fund with brokers or dealers the Subadviser, in its sole discretion, selects. To that end, the Subadviser is authorized as the Fund's agent to give instructions to the Fund's custodian as to deliveries of securities or other investments and payments of cash for the Fund's account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Subadviser is directed at all times to seek to obtain best execution within the policy guidelines determined by the Board and set out in FDP Series, Inc.`s current Prospectus, subject to provisions (b),
(c) and (d) of this Section 5.

      (b) Selection of Brokers and Dealers. Subject to the requirements of
Section 28(e) of the 1934 Act, in the selection of brokers and dealers to execute portfolio transactions, the

Subadviser is permitted to consider not only the available prices and rates of brokerage commissions/spreads, but also other relevant factors, which could include, without limitation: the execution capabilities of the brokers and dealers; the research and other services provided by the brokers and dealers that the Subadviser believes will enhance its general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by the brokers and dealers. In connection with the foregoing, the Subadviser may pay those brokers and dealers who provide brokerage and research services to the Subadviser a higher commission than that charged by other brokers and dealers if the Subadviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the broker or dealer in terms of either the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Fund and to any other client accounts or portfolios that the Subadviser advises. The execution of such transactions pursuant to this section 5(b) would not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

      (c) Soft Dollar Arrangements. Pursuant to the authorization that has been granted by the Fund pursuant to which the Subadviser may maintain "soft dollar" arrangements with respect to the Fund, the Subadviser will, on an ongoing basis, but not less often than annually, identify and provide a written description to the Board and the Adviser of all "soft dollar" arrangements that the Subadviser maintains with respect to the Fund or with brokers or dealers that execute transactions for the Fund, and of all research and other services provided to the Subadviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Fund transactions to the broker or dealer. If the Subadviser in its sole discretion ever decides to terminate soft dollar arrangements for similar client accounts, then thereafter, the Subadviser will promptly inform the Fund of such decision and, upon the Fund's reasonable written request, the Subadviser will, to the extent reasonably practicable, terminate within a reasonable time any "soft dollar" arrangements it has established with respect to the Fund.

      (d) Aggregated Transactions. On occasions when the Subadviser deems the purchase or sale of a security or other financial instrument to be in the best interest of the Fund as well as other clients, the Subadviser is authorized, but not required, to aggregate purchase and sale orders for securities or other financial instruments held (or to be held) by the Fund with similar orders being made on the same day for other client accounts or portfolios that the Subadviser manages. When an order is so aggregated, the Subadviser may allocate the recommendations or transactions among all accounts and portfolios for which the recommendation is made or transaction is effected on a basis that the Subadviser reasonably considers equitable and consistent with its fiduciary obligations to the Fund and its other clients. The Subadviser, the Adviser and the Fund recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Fund or the price obtained for the purchase or sale of securities by the Fund.

6.    Compensation

         For its services, the Adviser pays the Subadviser at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund at the annual rate of 0.40% of the Fund's average daily net assets, commencing on the day following effectiveness hereof. For purposes of this calculation, average daily net assets are determined by the Fund at the end of each month on the basis of the average net assets of the Fund for each day during the month. The Subadviser will have no right to obtain compensation directly from the Fund for services provided under this Agreement and agrees to look solely to the Adviser for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs will be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month will be prorated according to the proportion that such period bears to the full monthly period and will be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Subadviser, the value of the Fund's net assets will be computed at the times and in the manner specified in the Prospectus, and on days on which the net assets are not so determined, the net asset value computation to be used will be as determined on the immediately preceding day on which the net assets were determined.

7.    Expenses

         The Subadviser will bear all expenses (excluding expenses to be borne by the Fund as described in the following sentence) in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including, but not limited to,
(i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Fund's directors who are not "interested persons" of the Fund; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Fund and the Fund's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Fund; (viii) all other expenses incidental to holding meetings of the Fund's shareholders, including proxy solicitations therefor; (ix) insurance premiums for fidelity bond and other coverage; (x) investment management fees; (xi) expenses of typesetting for printing prospectuses and statements of additional information and supplements to these documents; (xii) expenses of printing and mailing prospectuses and supplements thereto; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party or in which the Fund has a claim and legal obligations that the Fund may have to indemnify the Fund's directors, officers and/or employees or agents with respect to these actions, suits or proceedings.

8.    Services to Other Companies or Accounts

      The Adviser understands that the Subadviser and its affiliates now act, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as an investment manager or adviser to other investment companies, including any offshore entities or private accounts. The Adviser has no objection to the Subadviser and its affiliates so acting, provided, that, whenever the Fund and one or more other investment companies or accounts managed or advised by the Subadviser and its affiliates have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula reasonably believed to be equitable to each such company and account. The Adviser represents that the Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund and/or the price obtained for the purchase or sale of securities by the Fund. The Adviser represents that the Fund also understands that the persons employed by the Subadviser to assist in the performance of the Subadviser's duties under this Agreement may not devote their full time to such service, and that nothing contained in this Agreement will be deemed to limit or restrict the right of the Subadviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. This Agreement will not in any way limit or restrict the Subadviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Subadviser of its duties and obligations under this Agreement.

9.    Affiliated Brokers

      The Subadviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Fund, subject to: (a) the requirement that the Subadviser seek to obtain best execution within the policy guidelines determined by the Board and set out in the Fund's current prospectus; (b) the provisions of the 1940 Act and the Advisers Act; (c) the provisions of the 1934 Act, including, but not limited to,
Section 11(a) thereof; and (d) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Subadviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Subadviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Fund for these services in addition to the Subadviser's fees for services under this Agreement.

10.   Custody

      The Subadviser will not take custody of or receive physical possession or physical control of cash, securities, or other investments of the Fund.

11.   Term of Agreement; Termination of Agreement; Amendment of Agreement

      (a) Term. This Agreement will become effective on the date first above written (the "Effective Date"), and, unless terminated in accordance with its terms, will continue for an initial two-year term and thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act.

      (b) Termination. This Agreement may be terminated, without penalty, (i) by the Board or by vote of holders of a majority of the outstanding shares of the Fund upon sixty (60) days' written notice to the Adviser and Subadviser,
(ii) by the Adviser upon 60 days' written notice to the Fund and Subadviser, or (iii) by the Subadviser upon 60 days' written notice to the Fund and the Adviser. This Agreement also will terminate automatically in the event of its assignment or in the event of the assignment or termination of the Investment Advisory Agreement.

      (c) Amendment. This Agreement may be materially amended by the parties only if the amendment is specifically approved by: (i) a majority of those directors who are not parties to this Agreement or "interested persons" of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval; and (ii) if required by applicable law, the vote of a majority of outstanding shares of the Fund.

12.   Representations and Covenants of the Adviser

      The Adviser represents and covenants to the Subadviser as follows:

      (a) It is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as the business is now being conducted.

      (b) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary actions and by the Board of the Fund, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement by the parties to this Agreement, and the execution, delivery and performance of this Agreement by the parties to this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser.

      (c) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

      (d) It has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met by the Adviser in order to perform the services contemplated by this Agreement.

      (e) It (i) is registered with the SEC as an investment adviser under the Advisers Act, (ii) is registered and licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so licensed, and (iii) will promptly notify the Subadviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

      (f) It acknowledges that it has received a copy of the Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Fund.

      (g) The Fund is, or will be prior to commencing operations, registered as an open-end management investment company under the 1940 Act and the Fund's shares are (or will be prior to commencing operations) registered under the Securities Act of 1933 and under any applicable state securities laws.

      (h) It will carry out its responsibilities under this Agreement in compliance with federal and state law, including securities law, governing its activities; (ii) the Fund's investment objective(s), policies, and restrictions, as set out in the Prospectus, as amended from time to time; and (iii) any policies or directives as the Board may from time to time establish or issue and communicate to the Subadviser in writing. The Fund will promptly notify the Adviser in writing of changes to (ii) or (iii) above, and upon receipt of such notice, the Adviser will promptly notify the Subadviser in writing of such changes to (ii) or (iii) above.

13.   Representations and Covenants of the Subadviser

      The Subadviser represents and covenants to the Adviser as follows:

      (a) It is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as this business is now being conducted.

      (b) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its board of directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance of this Agreement by the parties to this Agreement, and the execution, delivery and performance of this Agreement by the parties to this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Subadviser.

      (c) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

      (d) It has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement.

      (e) It (i) is registered with the SEC as an investment adviser under the Advisers Act, is registered or licensed as an investment adviser under the laws of jurisdictions in which its activities require it to be so registered or licensed, and will promptly notify the Fund of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

      (f) It has provided the Adviser with a copy of its Form ADV and will, promptly after making any material amendment to Part II of its Form ADV, furnish a copy of such amendments to the Adviser. The information contained in the Subadviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      (g) It will carry out its responsibilities under this Agreement in compliance with federal and state law, including securities law, governing its activities; (ii) the Fund's investment objective(s), policies, and restrictions, as set out in the Prospectus and SAI, as amended from time to time; and (iii) any policies or directives as the Board may from time to time establish or issue and communicate to the Subadviser in writing. The Fund or the Adviser will promptly notify the Subadviser in writing of changes to (ii) or (iii) above.

      (h) It is not to the best of its knowledge the subject of any proceeding, investigation or inquiry brought by the SEC, the NASD (or any other self-regulatory organization) or any other federal or state regulator with respect to the types of services for which it is being appointed herein or which could have a material impact on its ability to fully perform any of the services to be rendered hereunder.

14.   Cooperation with Regulatory Authorities or Other Actions

      The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

15.   Records

      (a) Maintenance of Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Fund's investments that are required to be maintained by the Fund pursuant to the 1940 Act with respect to the Subadviser's duties and obligations under this Agreement for the Fund (the "Fund's Books and Records"). The Adviser acknowledges that the Subadviser is not the compliance agent for the Fund or for the Adviser, and is responsible for maintaining the Fund's Books and Records only with respect to the Subadviser's duties and obligations to the Fund under this Agreement.

     (b) Ownership of Records. The Subadviser agrees that the Fund's Books and Records are the Fund's property and further agrees to surrender promptly to the Fund or the Adviser the Fund's Books and Records upon the request of the Fund or the Adviser; provided, however, that the Subadviser may retain copies of the records at its own cost. The Fund's Books and Records will be made available, within two (2) business days of a written request, to the Fund's accountants or auditors during regular business hours at the Subadviser's offices. The Fund, the Adviser or their respective authorized representatives will have the right to copy any records in the Subadviser's possession that pertain to the Fund. These books, records, information, or reports will be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Fund's Books and Records will be returned to the Fund or the Adviser. The Subadviser agrees that any policies and procedures it has established for managing the investment and reinvestment of the Fund's assets, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the adviser/client relationship and management of the investment and reinvestment of the Fund's assets, will be made available for inspection by the Fund, the Adviser or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

16.   Confidentiality.

      (a) Non-Disclosure by Subadviser. The Subadviser agrees that the Subadviser will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever, except as authorized in this Agreement or specifically by the Adviser or the Fund, or if this disclosure or use is required by federal or state regulatory authorities or by a court, or is required in connection with the performance by the Subadviser of its duties and obligations to the Fund under this Agreement.

      (b) Nondisclosure by Adviser. The Adviser agrees that the Adviser will not disclose or use any records or confidential information obtained pursuant to this Agreement or any other agreement between the Adviser and the Sub-adviser in any manner whatsoever, except as authorized in this Agreement or specifically by the Subadviser, or if this disclosure or use is required by federal or state regulatory authorities or by a court, or is required in connection with the performance by the Adviser of its duties and obligations to the Fund under this Agreement.

      (c) Nondisclosure Exceptions. Paragraphs (a) and (b) above shall not apply to information that (i) is already publicly available and (ii) was lawfully obtained other than pursuant to this Agreement provided that neither party may use such information in marketing materials without the prior consent of the other party. In addition, the Subadviser may disclose the investment performance of the Fund; provided that the disclosure does not reveal the identity of the Adviser or the Fund. The Subadviser may also disclose that the Adviser and the Fund are the Subadviser's clients, provided that the disclosure does not reveal the investment performance or the composition of the Fund.

17.   Limitation of Liability; Indemnification

      (a) Limitation of Liability. Except as provided in this Agreement and as may otherwise be provided by the 1940 Act or other federal securities laws, the Adviser and its respective officers, directors, employees, agents, representatives or persons controlled by them (collectively, the "Related Parties") on the one hand, and the Subadviser and the Subadviser's Related Parties on the other hand, will not be liable to each other, the Fund or any shareholder of the Fund for any error of judgment, mistake of law, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any services to be rendered under this Agreement, except that the Adviser, the Subadviser and any respective Related Party will be so liable by reason of conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. The Subadviser will not be liable to the Adviser, the Fund or any shareholder of the Fund for the actions or omissions of any third party service provider selected by the Adviser to whom the Adviser delegates authority to act on behalf of the

Fund. The Adviser acknowledges that the Subadviser does not warrant that the investment performance of the Fund will match the performance of any index or other benchmark, such as any other account managed by Subadviser.

      (b) Subadviser Indemnity to the Adviser. The Subadviser agrees to indemnify and defend the Adviser, the Adviser's Related Parties, or any affiliate of the Adviser or such affiliate's respective Related Parties, for any loss, liability, cost, damage, or expenses (including reasonable investigation and defense costs and reasonable attorneys fees and costs) arising out of any claim, demand, action, suit, or proceeding arising out of
(i) the Subadviser's conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) any actual or alleged material misstatement or omission in FDP Series, Inc.`s registration statement with respect to the Fund, any proxy statement, or communication to current or prospective investors in the Fund arising from disclosure about the Subadviser or the Fund provided to the Adviser or the Fund by the Subadviser.

      (c) The Adviser Indemnity to Subadviser. The Adviser agrees to indemnify and defend the Subadviser, the Subadviser's Related Parties, or any affiliate of the Subadviser or such affiliate's respective Related Parties, for any loss, liability, cost, damage, or expenses (including reasonable investigation and defense costs and reasonable attorneys fees and costs) arising out of any claim, demand, action, suit, or proceeding arising out of (i) the Adviser's conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) any actual or alleged material misstatement or omission in FDP Series, Inc.`s registration statement with respect to the Fund, any proxy statement, or other communication to current or prospective investors in the Fund (other than a misstatement or omission arising from disclosure about the Subadviser or the Fund provided to the Adviser or the Fund by the Subadviser).

      (d) Indemnification Procedures. Promptly after receipt of notice of the commencement of any action by a party seeking to be indemnified under this
Section 17 (the "Indemnified Party"), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under this Section 17 (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under the provisions of this Agreement, and will relieve it from liability under this Agreement only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action. In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnifying Party will be entitled to participate in any such action and, to the extent that it will wish, participate jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel of its choice (unless any conflict of interest requires the appointment of separate counsel), and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of the action, the Indemnifying Party will not be liable to such Indemnified Party under this Agreement for any legal expense of the other counsel subsequently incurred without the Indemnifying Party's consent. The Indemnified Party will cooperate in the defense or settlement of claims so assumed. The Indemnifying Party will not be liable under this Agreement for the settlement by the Indemnified Party for any claim or demand unless the Indemnifying Party has previously approved the settlement in writing or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof. In the event that any proceeding involving the Indemnifying Party will be commenced by the Indemnified Party in connection with the Agreement, or the transactions contemplated under this Agreement, and such proceeding will be finally determined by a court of competent jurisdiction in favor of the Indemnifying Party, the Indemnified Party will be liable to the Indemnifying Party for any reasonable attorney's fees and direct costs relating to such proceedings. The indemnifications provided in this Section 17 will survive the termination of this Agreement.

18.   Survival

      All representations and warranties made by the Subadviser and the Adviser in this Agreement will survive for the duration of this Agreement and the parties to this Agreement will notify each other in writing immediately upon becoming aware, but in no event later than five (5) days after becoming aware, that any of the foregoing representations and warranties are no longer true.

19.   Limitation on Consultation

      In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser will not consult with any other subadviser to the Fund or any subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions for the Fund in securities or other assets, except to the extent necessary to ensure the Fund's compliance with the requirements of Rule 12d3-1(a) and (b) under the 1940 Act.

20.   Governing Law

      This Agreement will be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

21.   Severability

      If any provision of this Agreement will be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

22.   Definitions

      The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, will have the respective meanings specified in
Section 2(a) of the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy, or (b) more than fifty percent (50%) of the outstanding shares.

23.   Counterparts

      This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of such counterparts together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

                                        BLACKROCK ADVISORS, LLC

                                        By: _________________________________
                                        Name:
                                        Title:

                                        MARSICO CAPITAL MANAGEMENT, LLC

                                        By: _________________________________
                                        Name:
                                        Title:

                                                                     Appendix B

              Executive Officers of Marsico Capital Management, LLC


Name and Address*                      Principal Occupation
====================================== ===============================================================================
Thomas F. Marsico                      Chief Executive Officer and Chief Investment Officer
Christopher J. Marsico                 President
James G. Gendelman                     Portfolio Manager
Mary L. Watson                         Executive Vice President and Chief Operations Officer
Thomas M. J. Kerwin                    Executive Vice President and General Counsel
Kenneth Johnson                        Executive Vice President and Director of Marketing and Client Services
Corydon J. Gilchrist                   Portfolio Manager
Steven R. Carlson                      Executive Vice President and Chief Compliance Officer
Neil L. Glaude, CPA                    Chief Financial Officer



------------------
* The address of each officer is 1200 17th Street, Suite 1600, Denver, CO 80202.

                                                              Appendix C

   Other Funds Advised by Marsico Capital Management, LLC and Fee Schedules

         The following table lists certain information regarding funds to which Marsico Capital Management, LLC provides investment advisory services, other than the Fund.


===============================================================================================================================
                  FUNDS                                       MARSICO                        SUB-ADVISORY FEE
      ---------------------------------------                 ASSETS                        PAID TO MARSICO**
                                                               as of
                                                             06/30/07
                                                            ($ million)
===============================================================================================================================

       AEGON/Transamerica & Transamerica
                        IDEX
              ATST Marsico Growth Fund                  $        615.4        0.40%
            TA/IDEX Marsico Growth Fund                 $        340.0        0.40%

   Advanced Series Trust /Prudential Investments
             AST Marsico Capital Growth                 $      4,892.5        0.40% on first $1.5 billion
         AST Advanced Strategies Portfolio*             $        164.9        0.35% on all assets > $1.5 billion
     Target Portfolio Trust - Large Cap Growth*         $        160.7
        Target Conservative Allocation Fund*            $         19.1
          Target Moderate Allocation Fund*              $         62.7
           Target Growth Allocation Fund*               $         68.3
      Prudential Series Fund Global Portfolio*          $        230.3

                   Columbia Funds
      Columbia Marsico Growth Master Portfolio          $      6,263.2        0.45%
   Columbia Marsico Growth Fund, Variable Series        $        771.9        0.45%

             Russell Investment Company
                   Equity I Fund*                       $        187.1       0.325% on first $500 million
              Diversified Equity Fund*                  $        440.8       0.275% on assets > $500 million - $750 million
                                                                             0.225% on assets > $750 million

                  GuideStone Funds
                Growth Equity Fund*                     $        406.5        0.45% on first $400 million
                                                                              0.40% on assets > $400 million
===============================================================================================================================

--------------
*     Denotes multi-manager fund. Assets reflect the Marsico-managed portion.

** A principal investment manager other than Marsico typically charges management fees to these funds that include both sub-advisory fees paid to Marsico and additional management fees paid to the principal manager.


===============================================================================================================================
                  FUNDS                                       MARSICO                        SUB-ADVISORY FEE
      ---------------------------------------                 ASSETS                        PAID TO MARSICO**
                                                               as of
                                                             06/30/07
                                                            ($ million)
===============================================================================================================================


                ING Investors Trust
            ING Marsico Growth Portfolio                $        914.4        0.45% on first $500 million

              Merrill Lynch/BlackRock
     Roszel/Marsico Large Cap Growth Portfolio          $         40.4        0.40%

                 Optimum Fund Trust
           Optimum Large Cap Growth Fund*               $        437.8       0.50% on first $300 million
                                                                             0.45% on assets > $300 million - $400 million
                                                                             0.40% on assets > $400 million

                        USAA
                 USAA Growth Fund*                      $        339.5       0.35%
            USAA Aggressive Growth Fund                 $      1,250.2       0.35%
===============================================================================================================================

-------------
*    Denotes multi-manager fund. Assets reflect the Marsico-managed portion.

** A principal investment manager other than Marsico typically charges management fees to these funds that include both sub-advisory fees paid to Marsico and additional management fees paid to the principal manager.


===============================================================================================================================
                  FUNDS                                       MARSICO                        SUB-ADVISORY FEE
      ---------------------------------------                 ASSETS                        PAID TO MARSICO**
                                                               as of
                                                             06/30/07
                                                            ($ million)
===============================================================================================================================


            The Marsico Investment Fund
                Marsico Growth Fund                     $      2,855.2        0.85% on first $3 billion
                                                                              0.75% on assets > $3 billion
===============================================================================================================================



-------------
* The Marsico Investment Fund consists of proprietary mutual funds. The services that Marsico provides to these funds as manager and investment adviser are much broader in scope than the services that Marsico provides as an investment sub-adviser to the Fund.

                                                               Appendix D

                              5% Share Ownership



                                   [To Come]






[1 The address for each of the persons listed above is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

* The Company is the record holder on behalf of certain employees retirement, personal trust or savings plan accounts for which it acts as a trustee.

**  Beneficial holder.]

                                                                                        Appendix E

              REPURCHASE OF MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                        FROM BANK OF AMERICA CORPORATION

     Current Corporate Structure             Corporate Structure after Closing        Financing

                                             (newly formed entities in italics)
 -------------------------------------    ------------------------------------------
|      Bank of America Corporation    |  |     Marsico Management Equity, LLC       |
|                                     |  |     ("MME" (Tom Marsico, family          | <--- $150m Voting Common Equity
|                                     |  |     interest, and MCM Employees)         |
 -------------------------------------    ------------------------------------------
                  |                                         |
                  |                                         |
                  |                                         |         88-100%
                  |                                         |
                  |                                         |
 -------------------------------------    ------------------------------------------       $75m in cetain Mezzanine
|        NB Holding Corporation       |  |     Marsico Parent Superholdco, LLC      |      Securities (Senior Preferred
|                                     |  |             ("Superholdco")              | <--- Membership Interests, and
|                                     |  |                                          |      Warrants to Purchase Non-
 -------------------------------------    ------------------------------------------       Voting Common Membership
                  |                                         |                    /\        Interests)
                  |                                         |                     \
                  |                                         |                      \
                  |                                         |            100%       \
                  |                                         |                        \
                  |                                         |                         \
 -------------------------------------    ------------------------------------------   \
|        Bank of America, N.A.        |  |     Marsico Parent Holdco, LLC           |      $1,275m in certain Mezzanine
|                                     |  |               ("Holdco")                 | <--- Securities (Mezzanine Notes) or
|                                     |  |                                          |      similar Term Loans
 -------------------------------------    ------------------------------------------    /
                  |                                         |                          /
                  |                                         |                         /
                  |                                         |                        /
                  |                                         |            100%       /
                  |                                         |                      /
                  |                                         |                     \/
 -------------------------------------    ------------------------------------------
|        Marsico Management           |  |     Marsico Parent Company, LLC          |      $1,200M Senior Secured Term KLoan
|     Holding, LLC ("Seller")         |  |            ("Buyer")                     | <--- Securities (Mezzanine Notes) or
|                                     |  |                                          |      similar Term Loans
 -------------------------------------    ------------------------------------------
                  \                                             /
       100%        \                                           /         100%
                    \                                         /
                     \                                       /
                      \                                     /
                       |                                   |
                      \|/                                 \|/
              ----------------------------------------------------
             |                                                    |
             |                                                    |
             |                                                    |
 -------------------------------------    ------------------------------------------
|        Marsico Capital Management,  |  |     Marsico Parent Company, LLC          |
|             LLC ("MCM")             |  |    (Operations not relevant to most      |
|        (Sub-adviser to the Fund)    |  |               clients)                   |
 -------------------------------------    ------------------------------------------

PROXY                                       MARSICO GROWTH FDP FUND (the "Fund")                            PROXY
                                                      a series of
                                                   FDP SERIES, INC.
                                            SPECIAL MEETING OF SHAREHOLDERS
                                              TO BE HELD NOVEMBER 9, 2007

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Donald C. Burke,
Denis Molleur and Jay Fife as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated herein, all the shares of the Fund, held of record by the undersigned on September 14, 2007 at the special meeting of shareholders of the Fund to be held on
Friday, November 9, 2007 (the "Meeting"), or any adjournment or postponement thereof. If a quorum of shareholders is not present or if a quorum is present but sufficient votes to allow action on Item 1 are not received from the shareholders, the persons named as proxies will vote in favor of any proposal to adjourn the Meeting to solicit additional proxies from shareholders if such persons believe the adjournment and additional proxy solicitation are reasonable and in the best interests of the shareholders.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1.


                                                 VOTE VIA THE INTERNET: https://vote.proxy-direct.com
                                                 VOTE VIA THE TELEPHONE: 1-866-877-9383

                                                 Note:  Please  sign  exactly  as your name  appears  hereon.  When shares are held by joint tenants,  both should sign.  When signing as attorney or as  executor,  administrator,  trustee or guardian, please give full title as such. If a  corporation,  please sign in full corporate name by president or other authorized  officer.  If a  partnership,  please  sign in  partnership  name by  authorized person.

                                                 _____________________________________________________
                                                 Signature


                                                 _____________________________________________________
                                                 Signature (Joint Owners)


                                                 _____________________________________________________
                                                 Date                                        GOE_16443


                                                  VOTING OPTIONS
                            Read your proxy statement and have it at hand when voting.
================================ =========================== ============================ ============================

     VOTE ON THE INTERNET              VOTE BY PHONE                VOTE BY MAIL                VOTE IN PERSON
          Log on to:                Call 1-866-877-9383       Vote, sign and date this    Attend Shareholder Meeting
 https://vote.proxy-direct.com      Follow the recorded         Proxy Card and return       800 Scudders Mill Road,
     Follow the on-screen               instructions             in the postage-paid        Plainsboro, New Jersey,
         instructions                available 24 hours               envelope                       08536
      available 24 hours                                                                      on November 9, 2007
================================ =========================== ============================ ============================

     If you have any questions or concerns, please call 1-888-684-2440 from 9:00 a.m. to 11:00 p.m. EDT Monday through Friday, and Saturdays from 12:00 p.m. to 6:00 p.m.

     If you vote on the Internet or by telephone, you need not return this proxy card.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: |X|

1. To approve the new sub-advisory agreement between BlackRock Advisors, LLC and Marsico Capital Management, LLC.

                   FOR         AGAINST       ABSTAIN
                   |_|           |_|           |_|


 In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


                                    GOE_16443